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    As filed with the Securities and Exchange Commission on February 28, 1997

                                        Registration No. 333-________________




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       TRUMP HOTELS & CASINO RESORTS, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                                           13-3818402
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)


                                 2500 Boardwalk
                         Atlantic City, New Jersey 08401
                     (Address of Principal Executive Office)


                     Trump Plaza Hotel & Casino Savings Plan
                    Trump Castle Hotel & Casino Savings Plan
                       Trump Casino Services Savings Plan
                           Trump Indiana Savings Plan
                   Trump Taj Mahal Hotel & Casino Savings Plan
                            (Full title of the plans)


                                Nicholas L. Ribis
                      President and Chief Executive Officer
                       Trump Hotels & Casino Resorts, Inc.
                                 2500 Boardwalk
                         Atlantic City, New Jersey 08401
                                 (609) 441-6060
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                             Daniel D. Rubino, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000



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                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of                            maximum          maximum
securities        Amount            offering         aggregate     Amount of
to be             to be             price            offering      registration
registered        registered (1)    per share (2)    price (2)     fee
-------------------------------------------------------------------------------

Common Stock,
$0.01 par
value per share   2,000,000         $9.1875          $18,375,000    $5,568.18



(1) Represents the shares of common stock of Trump Hotels & Casino Resorts, Inc. issuable pursuant to the Trump Plaza Hotel & Casino Savings Plan (the "Plaza Plan"), the Trump Castle Hotel & Casino Savings Plan (the "Castle Plan"), the Trump Casino Services Savings Plan (the "Casino Services Plan"), the Trump Taj Mahal Hotel & Casino Savings Plan (the "Taj Plan"), and the Trump Indiana Savings Plan (the "Indiana Plan") (all collectively referred to herein as the "401(k) Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plans.


(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.



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                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Trump Hotels & Casino Resorts, Inc., a Delaware corporation (the "Company") are incorporated by reference into the Registration
Statement:

                              (a) The Company's Annual Report on Form 10-K for
               the fiscal year ended December 31, 1995, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

                              (b) The Company's Quarterly Reports on Form 10-Q
               for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, filed pursuant to the Exchange Act;

                              (c) The Company's Current Reports on Form 8-K,
               filed on May 2, 1996, May 22, 1996, June 26, 1996, October 22,
               1996, January 13, 1997 and January 22, 1997, pursuant to the Exchange Act; and

                              (d) The description of the common stock of the
               Company, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's registration statement on Form 8-A, dated June 2, 1995, filed pursuant to the Exchange Act, as amended by the Company's registration statement on Form 8-A/A, filed on April 1, 1996 pursuant to the Exchange Act, and contained in the Company's registration statement on Form S-1 (file No. 33-90784) filed on March 30, 1995 pursuant to the Securities Act, as amended by Amendment No. 3 filed on Form S-1 on June 5, 1995 (the "S-1 Registration Statement"), and as updated by the information set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, with respect to the number of shares of Common Stock authorized and outstanding.

               In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.



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Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers against liabilities and expenses they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in or not opposed to the best interests of the corporation.

          Article IX of the Company's Certificate of Incorporation provides that the Company shall indemnify, to the fullest extent permitted under and in accordance with the laws of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Company) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is


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not entitled to be indemnified by the Company as authorized in Article IX.

          No director or officer shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer
(A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or
(B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                              (i) shall have breached his duty of loyalty to the
               Company or its stockholders;

                              (ii) shall not have acted in good faith or, in
               failing to act, shall not have acted in good faith;

                              (iii) shall have acted in a manner involving
               intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                              (iv) shall have derived an improper personal
               benefit.

          If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          Each of the Executive Agreement between Donald J. Trump, the Company and Trump Hotels & Casino Resorts Holdings, L.P., dated June 12, 1995, and the Employment Agreement Between Nicholas L. Ribis, the Company and Trump Hotels & Casino Resorts Holdings, L.P., dated June 12, 1995, provides for the indemnification of such respective executive officer in connection with any claims made against the executive officer involving the performance of his duties, unless the claim is the result of the gross negligence, willful conduct or bad faith of the executive officer.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable




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Item 8.  EXHIBITS

Exhibit No.
-----------


                              4.1 Specimen certificate for shares of the Common
               Stock, (incorporated by reference to the S-1 Registration Statement, Exhibit 4.25).

                              4.2 Amended and Restated Certificate of
               Incorporation of the Company (incorporated by reference to the S-1 Registration Statement, Exhibit 3.1).

                              4.3 By-Laws of the Company (incorporated by
               reference to the S-1 Registration Statement, Exhibit 3.2).

                              23 Consent of Arthur Andersen LLP.

                              24 Power of Attorney (reference is made to the
               signature page).

          The Company hereby undertakes to submit the 401(k) Plans and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plans as tax-exempt retirement trusts so long as the 401(k) Plans remain in force.


Item 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                              (i) to include any prospectus required by Section
               10(a)(3) of the Securities Act;

                              (ii) to reflect in the prospectus any facts or
               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                              (iii) to include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;




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provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on the 27th day of February, 1997.

                                   TRUMP HOTELS & CASINO RESORTS, INC.

                                   By:      /s/ Nicholas L. Ribis
                                            Nicholas L. Ribis
                                            President, Chief Executive
                                            Officer and Director


               Pursuant to the requirements of the Securities Act, the administrative committee of the Plaza Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on the 27th day of February, 1997.


                                   TRUMP PLAZA HOTEL & CASINO SAVINGS
                                         PLAN

                                   BY:      /s/ Craig D. Keyser
                                            A member of the Administrative
                                            Committee of the Plaza Plan


               Pursuant to the requirements of the Securities Act, the administrative committee of the Castle Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on the 27th day of February, 1997.


                                     TRUMP CASTLE HOTEL & CASINO SAVINGS PLAN

                                     BY:      /s/ Craig D. Keyser
                                               A member of the Administrative
                                               Committee of the Castle Plan



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               Pursuant to the requirements of the Securities Act, the
administrative committee of the Casino Services Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on the 27th day of February, 1997.


                                     TRUMP CASINO SERVICES SAVINGS PLAN

                                     BY:      /s/ Craig D. Keyser
                                              A member of the Administrative
                                              Committee of the Casino
                                              Services Plan


               Pursuant to the requirements of the Securities Act, the administrative committee of the Indiana Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on the 27th day of February, 1997.


                                     TRUMP INDIANA SAVINGS PLAN

                                     BY:      /s/ Rober M. Pickus
                                              A member of the Administrative
                                              Committee of the Indiana Plan


               Pursuant to the requirements of the Securities Act, the administrative committee of the Taj Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on the 27th day of February, 1997.


                                     TRUMP TAJ MAHAL HOTEL & CASINO SAVINGS PLAN

                                     BY:      /s/ Craig D. Keyser
                                              A member of the Administrative
                                              Committee of the Taj Plan




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                               POWERS OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Nicholas
L. Ribis their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




     Signature                Title                             Date
     ---------                -----                             ----


 /s/ Donald J. Trump           Chairman of the             Feb. 27, 1997
 -------------------           Board of Directors
 Donald J. Trump


 /s/ Nicholas L. Ribis         President, Chief            Feb. 27, 1997
 ---------------------         Executive Officer
 Nicholas L. Ribis             and Director
                               (principal executive and
                               financial officer)


 /s/ Wallace B. Askins         Director                    Feb. 25, 1997
 ---------------------
 Wallace B. Askins


 /s/ Don M. Thomas             Director                    Feb. 25, 1997
 -----------------
 Don M. Thomas


 /s/ Peter M. Ryan             Director                    Feb. 26, 1997
 -----------------
 Peter M. Ryan



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     Signature                Title                             Date
     ---------                -----                             ----



 /s/ John P. Burke      Senior Vice President of           Feb. 27, 1997
 John P. Burke          Corporate Finance
                         (principal
                          accounting officer)




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                                INDEX TO EXHIBITS



Exhibit No.                                                           Page
--------------------------------------------------------------------------

23                Consent of Arthur Andersen LLP.

24                Powers of Attorney (included on signature page).



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